Exhibit 4.2.8.1

SCHEDULE OF SUPPLEMENTAL INDENTURES SUBSTANTIALLY IDENTICAL TO FORM OF SUPPLEMENTAL INDENTURE DURING AND AFTER 2014

In accordance with Instruction 2 to Item 601 of Regulation S-K, the Registrant has omitted filing the following Supplemental Indentures by and between Aqua Pennsylvania, Inc. and The Bank  of New York Mellon Trust Company, N.A. because they are substantially identical in all material respects to the form of Supplemental Indenture filed as Exhibit 4.1.5 to Essential Utilities, Inc.’s  Annual Report on Form 10-K for the fiscal year ended December 31, 2015:

1.	Forty-Ninth Supplemental Indenture, dated as of December 1, 2014
2.	Fiftieth Supplemental Indenture, dated as of November 1, 2015
3.	Fifty-First Supplemental Indenture, dated as of November 1, 2016
4.	Fifty-Second Supplemental Indenture, dated as of June 15, 2017
5.	Fifty-Third Supplemental Indenture, dated as of June 1, 2018
6.	Fifty-Fourth Supplemental Indenture, dated as of October 15, 2018
7.	Fifty-Fifth Supplemental Indenture, dated as of May 1, 2019
8.	Fifty-Sixth Supplemental Indenture, dated as of September 1, 2019
9.	Fifty-Seventh Supplemental Indenture, dated as of November 1, 2019